                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Vestaur Securities, Inc.
                           File No. 811-2320; 2-47081

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5)  Total fee paid:

         -----------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)  Amount Previously Paid:

          ----------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      3)  Filing Party:

          ----------------------------------------------------------------------

      4)  Date Filed:

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                                      -2-

                           VESTAUR SECURITIES, INC.

                            123 South Broad Street,
                       Philadelphia, Pennsylvania 19109

                                --------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 10, 2000

                                --------------

TO THE STOCKHOLDERS
OF VESTAUR SECURITIES, INC.

  Notice is hereby given that the Annual Meeting of Stockholders of Vestaur Securities, Inc. (the "Fund") will be held on Wednesday, May 10, 2000, at 11:00 a.m. local time, at the Greater Philadelphia Chamber of Commerce, 200 South Broad Street, Suite 700, Philadelphia, PA 19102, for the following purposes:

    1. To elect a Board of nine Directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

    2. To ratify the action of the Board of Directors in selecting Deloitte & Touche, LLP as auditors to examine the books and financial statements of Vestaur Securities, Inc., for the period commencing December 1, 1999 and ending November 30, 2000.

    3. To amend the Fund's investment objective to clarify the securities available for investment by the Fund.

    4. The transaction of such other business as may properly be brought before the meeting.

  Stockholders of record at the close of business on March 24, 2000 will be entitled to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the meeting shall be available for examination by any stockholder at the principal office of the Fund during normal business hours from April 29, 1999 until the commencement of the meeting, at which time the list will be available at the place of the meeting.

  It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                     By Order of the Board of Directors

                                     KAREN G. BATER
                                     Secretary and Vice President

Philadelphia, Pennsylvania
April 9, 2000

                            VESTAUR SECURITIES, INC.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Vestaur Securities, Inc. ("Vestaur" or the "Fund") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Greater Philadelphia Chamber of Commerce, 200 South Broad Street, Suite 700, Philadelphia, Pennsylvania 19102, on Wednesday, May 10, 2000 at 11:00 a.m., local time. The address of the principal office of the Fund is 123 South Broad Street, Philadelphia, Pennsylvania 19109.

Proxy Solicitation

  All proxies in the enclosed form which are properly executed and returned to the Fund will be voted as provided therein at the Annual Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person.

  The Board of Directors intends to bring before the meeting the matters set forth in Items 1 through 3 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to Items 1 through 3 in accordance with the directions of the stockholders as specified on the proxy card; if no choice is specified, the shares will be voted FOR the election of the nine directors named under Item 1; FOR ratification of Deloitte & Touche, LLP as auditors under Item 2; and FOR the amendment to the investment objective to clarify securities available for the Fund's investment under Item
3. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with the views of management thereon. Abstentions and broker non-votes are counted for quorum purposes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions will be excluded from a vote on the proposal to ratify approval of accountants. For this reason, abstentions and broker non-votes will have no effect on the proposal to ratify approval of accountants because it requires the affirmative vote of a majority of shares cast at the meeting. An abstention will have the effect of a vote against Item 3, the proposal to amend the Fund's objective. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

  The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting is required for the election of Directors (Item 1) and the affirmative vote of a majority of the shares cast at the meeting is required for ratification of the selection of independent public accountants (Item 2). Approval of the amendment to the investment objective (Item 3) requires the affirmative vote of a "majority of the outstanding voting securities." The term "majority of the outstanding voting securities" means the vote, at the annual meeting of the security holders, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities.

  In the event a quorum is not present at the meeting or in the event that a quorum is present but sufficient votes to approve the proposed item are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at such meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any such proposal, IN FAVOR of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal, AGAINST any such adjournment.

  The Fund will bear the costs of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, facsimile and personal contact. The Fund has engaged Corporate Investor Communications, Inc. to solicit proxies from brokers, banks, other institutional holders and individual stockholders for a fee of approximately $4,500. This fee will be borne by the Fund. The Annual Report of the Fund has been mailed to all stockholders entitled to vote at the Annual Meeting. The Fund will furnish, without charge, a copy of the Annual Report to a stockholder upon request. Stockholder requests should be directed to Carol Kosel, Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116-5034. Telephone by collect call to
(617) 210-3231. This proxy statement and form of proxy were first sent to stockholders on or about April 9, 2000.

Voting Securities and Principal Holders Thereof

  Holders of Common Stock of the Fund of record at the close of business March 24, 2000 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of January 31, 2000, the Fund has outstanding 6,794,105 shares of Common Stock. The stockholders are entitled to one vote per share of Common Stock on all business of the Annual Meeting. To the knowledge of the Fund, there is no beneficial owner of more than 5% of the outstanding Common Stock of the Fund.

  The officers and directors of the Fund as a group beneficially own in the aggregate 5,085.327 shares (.07%) of the outstanding Common Stock of the Fund and less than 1% of the outstanding securities of First Union Corporation ("First Union"), parent of First Union National Bank ("FUNB" or the "Adviser"), respectively.

                     I. ELECTION OF DIRECTORS (Proposal 1)

  At the Annual Meeting nine Directors, constituting the entire Board of Directors of the Fund, are to be elected to hold office until the next annual meeting and until their successors are elected and shall have qualified. If any nominee for any reason becomes unable to serve, the persons named as proxies will vote for the election of such other persons as they believe will carry on the present policies of the Fund and as they deem to be qualified. The Board of Directors has no reason to believe that any of the nine nominees will be unable to serve. Mr. Jansing was previously a Director of the Fund from its inception in 1972 until his resignation in July, 1974. The ages, principal occupations and certain other affiliations of the nominees, the amount of stock owned beneficially, directly or indirectly, in the Fund and the years they first became Directors of the Fund are as follows:

                                                             Shares Owned
                                                             Beneficially,
                              Age, Principal         First    directly or  Percent of
                           Occupation and Other      Became   indirectly     Class
 Name and Address              Affiliations         Director    3/24/00     3/24/00
 ----------------          --------------------     -------- ------------- ----------
 Steven S. Elbaum        (51) Chairman and Chief      1999        -0-          --
 1790 Broadway           Executive Officer of The
 New York, NY 10019      Alpine Group, Inc.
                         (Holding Company;
                         telecommunication and
                         electronics); Chairman
                         of the Board and Chief
                         Executive Officer of
                         Superior Telecom Inc.;
                         Chairman of the Board of
                         PolyVision Corporation
                         (Information Display);
                         Former Director of
                         Interim Services, Inc.

 Paul B. Fay, Jr.        (81) President, The Fay      1972     1,694.578       --
 3766 Clay Street        Improvement Company
 San Francisco, CA 94118 (Service Provider to
                         Money Managers); Trustee
                         of Odell Charitable
                         Foundation and Naval War
                         College Foundation
                         (Emeritus); Director of
                         First American Financial
                         Corporation (Financial
                         Holding Company);
                         Director, Compensation
                         Resource Group
                         Incorporated (National
                         Executive Compensation
                         Consulting firm).

 #Robert F. Gurnee       (72) Chairman, Financial     1991        200          --
 102 Santomera Lane      Integrity Group, Inc.
 Fairthorne              (Bank and Financial
 Greenville, DE 19807    Services Consulting
                         firm); Director, Japan
                         Equity Fund, Inc., The
                         Thai Capital Fund;
                         formerly, Chairman,
                         Sears Roebuck Acceptance
                         Corporation and Sears
                         Receivables Financing
                         Group; Vice President
                         and Corporate Treasurer,
                         Sears, Roebuck and Co.

 *
 **Glen T. Insley        (53) Chairman of the         1998        300          --
 Two First Union Center  Board, Senior Vice
 NC-1157                 President of FUNB;
 301 South Tryon Street  Managing Director of
 Charlotte, NC 28288     Fixed Income, First
                         Capital Group.

 #John C. Jansing, Sr.   (74) Director, Lord          1972       1,000         --
 162 S. Beach Road       Abbett & Co. (Managed
 Hobe Sound, FL 33455    Group of Mutual Funds);
                         Director, Alpine Group
                         Inc.; formerly,
                         Chairman, Independent
                         Election Corporation of
                         America.

 Charles P. Pizzi        (49) President, Greater      1997        -0-          --
 200 S. Broad Street     Philadelphia Chamber of
 Suite 700               Commerce.
 Philadelphia, PA 19102

 #
 **Philip R. Reynolds    (72) Treasurer and           1972     1,181.315
 43 Montclair Drive      Trustee of J. Walton
 West Hartford, CT 06107 Bissell Foundation;
                         formerly, Executive Vice
                         President, Investments,
                         Phoenix Mutual Life
                         Insurance Co.

 **Marciarose Shestack   (65) Freelance broadcast     1972      709.434
 Parkway House           journalist and public
 2201 Pennsylvania Ave.  relations consultant;
 Philadelphia, PA 19130  formerly, Consultant of
                         Philadelphia Developers
                         Alliance, and President,
                         Philadelphia Developers
                         Alliance.


                                                         Shares Owned
                                                         Beneficially,
                          Age, Principal         First    directly or  Percent of
                       Occupation and Other      Became   indirectly     Class
 Name and Address          Affiliations         Director    3/24/00     3/24/00
 ----------------      --------------------     -------- ------------- ----------
 Robert E. Shultz    (60) Senior Vice             1999        -0-          --
 120 Scarlet Oak Dr. President, The Common
 Wilton, CT 06897    Fund; formerly Managing
                     Director of Client
                     Relations, Trust Company
                     of the West; Chairman,
                     Membership Committee,
                     Institute for
                     Quantitative Research in
                     Finance; Director, LIM
                     Asia Special Fund;
                     Partner, Summit
                     Fiduciary Services.

------------------

# Member of Audit Committee

* Interested Person

** Member of Executive Committee

  Under the Investment Company Act of 1940, as amended (the "1940 Act"), Mr. Insley is an "interested person" of the Fund because he is an officer of the Adviser. Mr. Pizzi is not considered an "interested person" of the Fund; however, the Greater Philadelphia Chamber of Commerce is a party to an investment advisory agreement with the Adviser and maintains certain banking and trust relationships with First Union. The Fund does not believe that the relationships are material business relationships. If these circumstances change, the Board of Directors will determine whether any action is required to change the composition of the Board.

  The officers of the Fund, the period during which each has served, their ages, principal occupations during the last five years including offices held with the Adviser, First Union and its affiliated companies and beneficial ownership of shares of the Common Stock of First Union are as follows:

                                                                         Common
                                                        First Union(1)   Stock
                                                         Shares Owned  Options to
                                                         Beneficially   Purchase
 Name, Age and Office        Principal Occupation          3-24-00      3-24-00
 --------------------        --------------------       -------------- ----------
 Glen T. Insley (53)         Senior Vice President of        6,489(2)    17,800
  Chairman of the Board      FUNB, Managing Director
  since 1998.                of Fixed Income, FUNB,
                             First Capital Group.

 Dung Vukhac (56)            Senior Vice President of       15,647(3)    14,110
  President since 1995.      FUNB; formerly, Managing
                             Director, Senior Vice
                             President, Fixed Income
                             Services, CoreStates
                             Investment Advisers,
                             Inc. since 1987;
                             Previously, Securities
                             Analyst, Economist, Vice
                             President and Fixed
                             Income Manager, Trust
                             Department, Philadelphia
                             National Bank.

 J.P. Weaver (40)            Director of Fixed Income        4,500(4)     3,300
  Vice President since 1999. Research and Portfolio
                             Manager, First Capital
                             Group; Senior Vice
                             President of FUNB.

 Karen G. Bater (41)         Portfolio Manager of            2,750        5,203
  Vice President and         FUNB; formerly Assistant
  Secretary since 1999.      Vice President of the
                             Fund (1992-1999). Senior
                             Vice President of FUNB;
                             formerly, Vice President
                             and Assistant Vice
                             President, CoreStates
                             Investment Advisers,
                             Inc. since 1986.

 Carol Kosel (36)            Senior Vice President,          1,080        2,500
  Treasurer since 1999.      Director of Fund
                             Administration,
                             Evergreen Investment
                             Services, Inc.

------------------

(1) First Union has approximately 988.3 million shares of Common Stock outstanding.

(2) Mr. Insley has shared voting power with respect to 1,020 shares.

(3) Mr. Vukhac has shared voting power with respect to these shares.

(4) Mr. Weaver has shared voting power with respect to these shares.

  All officers are elected to one-year terms. All officers and directors may be reached through the principal offices of the Fund at 123 South Broad Street, Philadelphia, Pennsylvania 19109. The Fund had no Nominating or Compensation Committees during fiscal year 1999. The Board of Directors held four regular meetings in fiscal year 1999.

  Unless instructed by the stockholders to refrain from so voting, it is the intention of the persons named as proxies to vote for election of the nine nominees listed above as Directors. Provided that a quorum is present, a plurality of the votes validly cast at the meeting is required to elect each of the Directors.

         OTHER REMUNERATION AND AFFILIATIONS OF OFFICERS AND DIRECTORS

  Each of the eight directors of the Fund who are not affiliated persons (as defined in the 1940 Act) of the Adviser, or of First Union, its parent, receives an annual fee of $7,000, and $200 for each Board meeting attended, as compensation for services. The Fund also pays such Board members $100 for each Executive Committee Meeting attended and $150 for each Audit Committee Meeting attended. The Fund also reimburses all Directors who are not affiliated persons for expenses incurred in connection with attending meetings of the Board of Directors. For the year ended November 30, 1999 aggregate Directors fees paid were $59,200 and expenses paid were $12,184 (see table below). Fees, salaries or other remuneration of officers of the Fund who also serve as directors, officers, employees or special consultants to the Adviser or any of their affiliated companies are borne by the Adviser or First Union affiliate for whom the individual serves. All present officers are covered by this provision, and did not receive any compensation or expense reimbursement from the Fund.

                                                            Total Compensation
                                                            From Registrant and
                                        Aggregate              Fund Complex
                                    Compensation from        Paid to Directors
Name of Person                    Registrant for Fiscal       For Fiscal Year
and Position                       Year Ended 11-30-99        Ended 11-30-99
--------------                    ---------------------     -------------------
Steven S. Elbaum, Director              $5,850.00                $5,850.00

Paul B. Fay, Jr., Director              $7,800.00                $7,800.00

Robert F. Gurnee, Director              $8,100.00                $8,100.00

Glen T. Insley, Director                      -0-                      -0-

John C. Jansing, Sr., Director          $8,100.00                $8,100.00

Charles P. Pizzi, Director              $7,800.00                $7,800.00

Philip R. Reynolds, Director            $7,900.00                $7,900.00

Marciarose Shestack, Director           $7,800.00                $7,800.00

Robert E. Shultz, Director              $5,850.00                $5,850.00

            II. RATIFICATION OF APPOINTMENT OF AUDITORS (Proposal 2)

  At a meeting held on December 8, 1999, the Board of Directors, including a majority of those Directors who are not interested persons of the Fund, selected Deloitte & Touche, LLP, the current auditors for the

Fund, as auditors to examine the Fund's books and securities and to certify from time to time the Fund's financial statements for the period December 1, 1999 to November 30, 2000, subject to ratification by the stockholders of the Fund. The firm has no direct or indirect material interest in the Fund. Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions. A majority vote of the shares represented in person and by proxy at the meeting is necessary to ratify the selection of the auditors.

  The Board of Directors has appointed an Audit Committee consisting of Philip Reynolds, John C. Jansing, Sr. and Robert F. Gurnee. The purpose of this Committee is to evaluate financial management, meet with the auditors and deal with other matters of a financial nature that they deem appropriate. The Committee met twice during fiscal year 1999.

             III. PROPOSAL TO AMEND THE FUND'S INVESTMENT OBJECTIVE

  At a meeting of the Fund's Board of Directors on March 8, 2000, the directors approved a proposed amendment to the Statement of the Fund's fundamental investment objective to clarify the securities available for investment by the Fund and changes to the Fund's non-fundamental investment policies, including changes to permit investment in U.S. dollar-denominated securities of foreign issuers and to permit an increased percentage of the Fund's assets to be invested in preferred securities. The Board of Directors recommended that the restatement of the Fund's investment objective be submitted to the Fund's Stockholders for approval at the Annual Meeting of Stockholders on May 10, 2000.

  A "fundamental" investment objective or policy is one that may be changed only with the approval of stockholders. The primary purpose of the proposed change is to increase the opportunity to provide attractive returns by clarifying the range of the income-producing securities eligible for investment by the Fund. The proposed revision does not reflect a change in the investment approach of the investment adviser and is not intended to change significantly the Fund's investment operations.

  Certain investment policies and limitations of the Fund are matters of fundamental policy and may not be changed without the approval of its Stockholders. Proposed changes to the language of the Fund's investment objective and policies are set forth below.

Current Investment Objective            New Investment Objective
----------------------------            ------------------------
(Fundamental Objective)                 (Fundamental Objective)
As its primary investment objective,    As its primary investment objective,
the Company will seek for its           the Company will seek for its
shareholders a high level of current    shareholders a high level of current
income through investment in a          income through investment in a
diversified portfolio of debt           diversified portfolio of fixed-income
securities which management considers   securities which management considers
to be of high quality, of which some    to be of high quality. Capital
may be privately placed and some may    appreciation will be a secondary
have equity features. Capital           investment objective.
appreciation will be a secondary
investment objective.

  Explanation of Proposed Change: The proposal would provide greater flexibility to manage investments and broaden the number of income-producing securities that are eligible for investment by the Fund, enabling the Fund to take better advantage of investment opportunities, while maintaining the high quality of the portfolios. The proposal would not change the Fund's primary emphasis on seeking a high level of current income for Stockholders. The Fund's objective, as restated, would continue to be a fundamental policy.

  B. Non-fundamental Investment Policies.

  The Board of Directors also decided to expand the non-fundamental primary investment policies followed by the Fund to pursue its objective by deleting current investment policy A(3) stated below, adding in its place new investment policy A(3) described below, and adding new investment policy A(6). The Board believes that the effect of the changes to the characterization of the investment objective and the expanded investment policies will be to increase the high quality income-producing securities available for investment by the Fund and, consequently, to increase the possibility of higher returns for stockholders.

Current Investment Policy

  A. At least 75% of the Company's total assets will be invested in the following types of interest-bearing debt securities:

    (1) marketable and privately placed straight debt securities which are rated at the time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB);

    (2) marketable securities of, or guaranteed by, the United States Government, its agencies or instrumentalities;

    (3) marketable securities (payable in U.S. dollars) of or guaranteed by, the Government of Canada or of a Province of Canada or any instrumentality or political subdivision thereof, acquired under circumstances that would not subject the Company to payment of U.S. Interest Equalization Tax, such securities not to exceed 25% of the Registrant's total assets;

    (4) obligations of, or guaranteed by, U.S. banks or U.S. bank holding companies, (i.e., companies whose primary assets are U.S. banks) which obligations, although not rated as a matter of policy by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, are considered by management to have investment quality comparable to securities which may be purchased under Item (1) above; and

    (5) commercial paper.

  B. Up to 25% of the Registrant's total assets may consist of:

    (1) debt securities not included in Items (1) through (5) above;

    (2) securities which may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other equity interests; and

    (3) preferred stocks.

New Investment Policy

  A. At least 75% of the Company's total assets will be invested in the following types of income-producing securities:

    (1) marketable and privately placed straight debt securities which are rated at the time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB);

    (2) marketable securities of, or guaranteed by, the United States Government, its agencies or instrumentalities;

    (3) U.S. dollar denominated securities of a foreign issuer;

    (4) obligations of, or guaranteed by, U.S. banks or U.S. bank holding companies, (i.e., companies whose primary assets are U.S. banks) which obligations, although not rated as a matter of policy by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, are considered by management to have investment quality comparable to securities which may be purchased under Item (1) above;

    (5) commercial paper; and

    (6) preferred securities with attributes of debt securities.

  B. Up to 25% of the Company's total assets may consist of:

    (1) debt securities not included in Items (1) through (5) above; and

    (2) securities which may be convertible into or exchangeable for, or carry warrants to purchase, common stock or other equity interests; and

    (3) preferred stocks.

  U.S. dollar denominated securities of foreign issuers that are traded in the United States are often referred to as "Yankee debt securities" or "Yankee bonds."

  Certain preferred securities, such as "trust preferred" or "capital securities," have characteristics of debt securities, and are generally considered bonds with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are generally senior in claim to standard preferred stock but junior to other bondholders.

                             THE INVESTMENT ADVISER

  FUNB is a wholly-owned subsidiary of First Union, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). The principal business address of the Adviser is One First Union Center, Charlotte, North Carolina 28288. The Adviser provides investment advisory services to individuals, investment companies, pension and profit sharing plans and corporations or other business entities.

  The names and principal occupations of the Directors and principal executive officers of First Union National Bank are as follows:

   G. Kennedy Thompson        Chief Executive Officer and President, First
                              Union Corporation; Chief Executive Officer and
                              President, First Union National Bank

   Edward E. Crutchfield, Jr. Chairman, First Union Corporation; Chairman,
                              First Union National Bank


   Mark Treanor     Executive Vice President, Secretary and General Counsel,
                    First Union Corporation; Secretary and Executive Vice
                    President, First Union National Bank

   Robert T. Atwood Executive Vice President and Executive Financial Officer,
                    First Union Corporation; Executive Vice President and Chief
                    Financial Officer, First Union National Bank

  None of the foregoing persons owns as much as 1% of the outstanding stock of First Union and all of them own less than 5%.

  Glen T. Insley, Chairman of the Fund, is Managing Director, Fixed Income, of the First Capital Group of the Adviser, with direct responsibility for the Fund's investment activities. J.P. Weaver, Vice President of the Fund, and Karen G. Bater, Vice President and Secretary of the Fund, are portfolio managers of the Adviser, with responsibility for fixed income investments. Carol Kosel, Treasurer of the Fund, is an employee of Evergreen Investment Services ("EIS"), an affiliate of First Union. Dung Vukhac, President of the Fund, is a member of the Adviser's fixed income division and oversees investment management activities of the Fund.

  Mr. Insley is responsible for management of the Fund. Ms. Bater is primarily responsible for management of the Fund's portfolio. Ms. Kosel is responsible for the Fund's compliance with governing law and maintaining the books and records of the Fund and for working with the portfolio manager on a continuous basis to assure that accounting records are properly maintained and that monies of the Fund are fully invested at all times.

  Administrative services provided by FUNB are provided by EIS, an affiliated company of FUNB. EIS's address is 200 Berkeley Street, Boston, MA 02116.

  State Street Bank and Trust Company ("State Street") serves as custodian of the Fund's assets. Prior to April 1, 1998, CoreStates Bank, N.A. ("CoreStates Bank") the parent company of the Fund's former adviser, served as custodian of the Fund's assets. For the fiscal year ended November 30, 1999, the Fund paid custodian fees of $19,782 to State Street.

                             THE ADVISORY AGREEMENT

  Pursuant to the terms of the Advisory Agreement, the Adviser provides the Fund with an investment program complying with the investment objectives, policies and restrictions of the Fund. The Adviser is responsible for the investment and reinvestment of the Fund's assets in accordance with this program. The Adviser performs and absorbs the cost of research, statistical analysis and continuous complete supervision of the Fund's investment portfolio. The Adviser also causes the Fund to be furnished office space and all ordinary and necessary office facilities, equipment and personnel for managing the affairs of the Fund. The Adviser or its affiliates paid the fees, salaries or other remuneration of directors and officers of the Fund who also served as directors, officers or employees of or special consultants to First Union, FUNB or any of their affiliated companies. In addition, the Adviser absorbed the costs and expenses of the Fund's Transfer Agent, Dividend Disbursing Agent, Agent under the Automatic Dividend Investment Plan and the Fund's Registrar. In return for its advisory and other services and the expenses it assumed, under the terms of the Advisory Agreement, the Adviser is entitled to receive a monthly fee at an annual rate of 0.5% of the average monthly net asset value of the Fund plus 2.5% of the net amount of interest and dividend income after deducting interest on borrowed funds. Amortization of debt discount is not considered interest income for the purpose of calculating such fee. For the fiscal year ended November 30, 1999, the Adviser received $681,901 (.71% of average net assets) from the Fund in fees.

  The Fund is responsible under the Advisory Agreement for all other costs and expenses of its operations, including fees of the Directors who were not "affiliated persons" (as defined in the 1940 Act) of First Union, FUNB or any of their affiliated companies, custodian expenses, legal fees, expenses of independent accountants, costs of acquiring and disposing of portfolio securities, brokerage fees, taxes, stock exchange listing expenses, reports to stockholders, proxy materials, and the cost of printing share certificates and other expenses. The Advisory Agreement provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties under this Agreement.

  The Advisory Agreement was approved by the stockholders of the Fund on April 28, 1998 for a two year term. The Advisory Agreement provides that it will continue from year to year so long as such continuance is specifically approved at least annually by (1) the Board of Directors of the Fund or (2) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that in either event the continuance also is required to be approved by the vote of a majority of the Directors of the Fund who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser cast in person at a meeting called for the purpose of voting upon such approval. The Advisory Agreement provides for its automatic termination in the event of its assignment. In addition, the Agreement is terminable at any time, without penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Fund.

                             STOCKHOLDER PROPOSALS

  Any stockholder desiring to present a proposal for consideration at the 2001 Annual Meeting of Stockholders of the Fund should submit such proposal in writing so that it is received by the Fund at 123 South Broad Street, Philadelphia, Pennsylvania 19109, by not later than December 11, 2000. Proxies submitted by stockholders confer discretionary authority on the individually named proxies to vote on all matters presented at the meeting, including any matter presented as to which the Fund did not have notice at least 45 days before the date on which the Fund mailed its proxy material for the prior year's Annual Meeting of Stockholders. Mere submission of a stockholder proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the 2001 Annual Meeting since such inclusion and presentation are subject to compliance with certain federal regulations.

                                     Karen G. Bater, Secretary

April 9, 2000

PROXY

                            VESTAUR SECURITIES, INC.

      This Proxy is solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting of Stockholders, May 10, 2000


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Carol Kosel and Karen G. Bater or either of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the annual meeting of stockholders of Vestaur Securities, Inc. to be held at Greater Philadelphia Chamber of Commerce, 7th Floor, 200 S. Broad Street, Philadelphia, PA 19102 on May 10, 2000 at 11:00 o'clock a.m., local time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote:


                                     (Continued, and to be signed on other side)

     X  Please mark your votes as in this example.


The shares represented by this proxy will be voted as specified in the following Items 1, 2 and 3, but if no choice is specified, they will be voted FOR the election of the 9 persons named in the proxy statement as Directors, FOR ratification of the appointment of the auditors named and FOR approval of the change to the investment objective of the Corporation.


1. ELECTION OF DIRECTORS

FOR all nominees (except as marked to the contrary below*) nominees

 [ ] WITHHOLD AUTHORITY to    [ ] Nominees:      Steven S. Elbaum
     vote for all                                Paul B. Fay, Jr.
                                                 Robert F. Gurnee
                                                 Glen T. Insley
                                                 John C. Jansing, Sr.
                                                 Charles P. Pizzi
                                                 Phillip R. Reynolds
                                                 Maricarose Shestack
                                                 Robert E. Shultz


2. The ratification of the selection of          FOR        AGAINST      ABSTAIN
   Deloitte & Touche, LLP as auditors for        [ ]         [ ]           [ ]
   the period December 1, 1999 through
   November 30, 2000.

3. AMEND INVESTMENT OBJECTIVE to clarify         FOR        AGAINST      ABSTAIN
   securities eligible for acquisition by        [ ]         [ ]           [ ]
   the Corporation.

   (*INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

4. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)                                            DATE             , 2000.
            -------------------------------------------     -------------
(Signature of all joint owners is required. Fiduciaries please indicate your full title. Sign exactly as name appears hereon.)


If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of the management thereto. The management is not aware of any such matters.

                                            -----------------------
                                            PLEASE SIGN AND RETURN
                                            THIS PROXY CARD IN THE
                                            ENCLOSED ENVELOPE.
                                            -----------------------